Exhibit 99.1

Standard Parking Corporation to Release First Quarter 2011 Results on May 3, 2011

CHICAGO, April 20, 2011 (GLOBE NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) today announced that it expects to release first quarter 2011 earnings on Tuesday, May 3, 2011 after the close of market. On Wednesday, May 4, 2011, the Company will host a conference call at 10:00 AM (Central Time) that can be accessed via webcast at www.standardparking.com.

To listen to the live call, individuals are directed to the investor relations section of the company's website, www.standardparking.com, at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the website and accessible for 30 days.

 Date:  May 4, 2011
 Time: 10:00 AM CT

Listen via Internet: http://ir.standardparking.com/

Schedule this webcast into MS-Outlook calendar (click open when prompted):

http://apps.shareholder.com/PNWOutlook/t.aspx?m=47397&k=B57FFF02

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company, with approximately 12,000 employees, manages approximately 2,100 facilities, containing over one million parking spaces in approximately 341 cities across North America, including parking-related and shuttle bus operations serving more than 60 airports.

CONTACT:  G. Marc Baumann
                       Executive Vice President and Chief Financial Officer
                       (Standard Parking Corporation)
                       (312) 274-2199
                       mbaumann@standardparking.com